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                                                                     EXHIBIT 5.1





                               December 30, 1999




The Town and Country Trust
100 South Charles Street
Baltimore, Maryland  21201

Ladies and Gentlemen:

         We are familiar with the proceedings taken and proposed to be taken by The Town and Country Trust, a Maryland real estate investment trust (the "Trust"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of securities, including Common Shares of Beneficial Interest, $.01 par value per share (the "Common Shares"), Preferred Shares of Beneficial Interest, $.01 par value per share (the "Preferred Shares"), Depositary Shares representing Preferred Shares of Beneficial Interest (the "Depositary Shares"), warrants to purchase Common Shares, Preferred Shares or Depositary Shares, or any combination of the foregoing (the "Warrants", and together with the Common Shares, Preferred Shares, and Depositary Shares, the "Registered Securities"). As your counsel, we have collaborated in the preparation of the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission as of the date hereof to effect the registration pursuant to the Act of the Registered Securities.

         In this connection, we have examined such Trust records, certificates and all other documents, and have made such examination of law, which we deem necessary to render the opinions set forth below. Each capitalized term used herein, unless otherwise defined herein, has the meaning ascribed to it in the Registration Statement.

         Attorneys involved in the preparation of this opinion are admitted to practice law only in the States of Ohio and New York and we express no opinion herein concerning any law other than the laws of the United States of America and the State of Ohio and the New York Business Corporation Law. To the extent that the opinions set forth herein concern the laws of the State of

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The Town and Country Trust
December 30, 1999
Page 2

Maryland, we have relied without independent investigation on the opinion of Venable, Baetjer and Howard, LLP, special Maryland counsel to the Trust, addressed to us and dated December 29, 1999. For the purpose of giving the opinions set forth below, we have assumed the following with respect to the sale of each Registered Security: (i) that each sale will be pursuant to the terms and conditions as contemplated in the Registration Statement, which will have become and will remain effective under the Act; (ii) that all necessary Trust actions, approvals, and authorizations will have been taken or obtained, and that such actions will be in conformity with applicable law; (iii) that all necessary filings and approvals with any regulatory authority will have been made and obtained, including, without limitation, the fixing of terms with respect to any security, and that such actions will be in conformity with applicable law; (iv) that any actions, approvals or authorizations required by any applicable Deposit Agreement or Warrant Agreement will have been taken or obtained; (v) that the required consideration will have been received by the Trust; and (vi) that all parties, other than the Trust, will have taken or obtained any and all necessary actions, authorizations and approvals, that such parties will be in conformity with applicable law and that any document executed and delivered by such parties will be enforceable against such parties.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Common Shares and Preferred Shares, when authorized for issuance and when issued and paid for as set forth in the Prospectus constituting a part of the Registration Statement (the "Prospectus"), will have been legally issued by the Trust and will be fully paid and nonassessable; and

         2. The Depositary Shares and Warrants, when authorized for issuance and paid for as set forth in the Prospectus, will have been legally issued by the Trust and will be valid and legally binding obligations of the Trust, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         The opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which hereafter may come to our attention or any changes of law which hereafter may occur.

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The Town and Country Trust
December 30, 1999
Page 3

         We consent to the reference to our Firm wherever appearing in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement. James H. Berick, a Trustee of the Trust, and Daniel G. Berick, Secretary (but not an executive officer) of the Trust, are principals of this Firm.

                                            Very truly yours,

                                            /s/ Berick, Pearlman & Mills

                                            BERICK, PEARLMAN & MILLS